Exhibit 99.1

Pacific Energy Development Announces Proposed Public Offering of Common Stock

Danville, CA – May 12, 2015 – PEDEVCO Corp., d/b/a Pacific Energy Development (NYSE MKT: PED), a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States, announced that it intends to offer, subject to market and other conditions, newly issued shares of its common stock (the “Offering”) in an underwritten public offering under an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”) (File No. 333-191869) which was declared effective with the SEC on November 5, 2013. The final terms of the Offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

The Company expects to use the net proceeds from the Offering to extend and acquire additional leasehold rights in the Denver-Julesburg (D-J) Basin in Colorado, fund working capital, and for general corporate purposes.

National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (NASDAQ:NHLD) is acting as the sole book-running manager for the Offering. The Offering of the shares of common stock may be made only by means of a preliminary prospectus supplement and the accompanying prospectus as filed with the SEC, which will form a part of the effective registration statement, copies of which may be obtained at the SEC’s website at http://www.sec.gov or by request to the offices of National Securities Corporation, Attn: Kim Addarich, Senior Vice President, 410 Park Avenue, 14th Floor, New York, NY 10022, Email: Kaddarich@nhldcorp.com; or by writing or calling the Company at 4125 Blackhawk Plaza Circle, Ste 201, Danville, CA 94506, attention: Michael Peterson, President and Chief Financial Officer, (925) 271 9314 ext. 2 when available.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this Offering. There shall not be any sale of these securities in any state or jurisdiction in which such Offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific Energy Development

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas. For more information, please visit www.PacificEnergyDevelopment.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the closing of and final terms of the Offering. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Pacific Energy Development

Bonnie Tang
1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Stonegate, Inc.
Casey Stegman
214-987-4121
casey@stonegateinc.com